EXHIBIT 99.1

Behringer Harvard Launches Joint Venture
Targeting Central European Investments

DALLAS, July 29, 2008 – Behringer Harvard announced today that it has invested in a joint venture holding a commercial real estate portfolio of 15 retail and industrial/logistics assets located in the Czech Republic, Poland and Slovakia. A pipeline of additional Central European properties has been identified for potential acquisition by the joint venture.

The partners in this investment platform include Behringer Harvard Opportunity REIT I, Inc. and St. Wenceslas Property Fund, an investment program managed by Edinburgh-based Hunter Property Fund Management LTD (HPFM). HPFM recently full-cycled its Private Property Fund, an investment program launched in 2002, providing fund investors with a 20.4 percent internal rate of return.

“We’re pleased to expand our relationship with Hunter in a manner that capitalizes on their experience investing in Central Europe,” said Robert M. Behringer, founder and chief executive officer of Behringer Harvard. “As a result of this transaction, we believe that our Opportunity REIT I will benefit from measured and responsible exposure to this region’s dynamic economic growth.”

Based on a wide body of research, Behringer Harvard believes that traditional borders are blurring and the barriers to foreign direct investment are receding as a result of Central European countries’ membership in the European Union (EU), North Atlantic Treaty Organization (NATO), and the Organization of Economic Cooperation and Development (OECD). Economic growth in 2007, as measured by real growth in the gross domestic product (GDP), generally occurred at a higher rate in Central Europe than in Western Europe and the United States.

As the wealthiest markets mature, many global retailers who have previously focused on Western Europe and the U.S. are seeking expansion opportunities in developing markets such as Central Europe. By expanding into these areas, global retailers are seeking to establish a first-mover advantage and potentially participate in the growth anticipated during the early development of these markets. Through this joint investment platform, Behringer Harvard Opportunity REIT I, Inc. is seeking to participate in a similar growth dynamic from a real estate perspective.

Beyond the pure-play growth and expansion potential, this REIT is also seeking to participate in the well-known institutional strategy of targeting and acquiring smaller assets that would not attract institutional buyers individually. By accumulating into one portfolio a large number of these assets, an aggregated entity is created that is then very attractive to institutional buyers. These aggregated portfolios have the potential to achieve valuations that provide a premium over the value of the individual assets due to the economy-of-scale benefits realized by the buyer.

The existing portfolio was built to take advantage of Central Europe’s economic development through strategic investment in assets that play an important role in supplying groceries and other essential goods critical to the growth of rapidly developing economies. Central Europe is expected to provide attractive opportunities for near-term growth in modern grocery retailing, according to A.T. Kearney’s 2007 Global Retail Development Index.

The joint venture’s portfolio consists of 15 retail and industrial properties with anchor tenants including local divisions of multinational retailers and manufacturers with notable credit strength. Global grocery retailers among the portfolio’s tenants include the well-known European retailer Carrefour; Tesco, based in the U.K.; Royal Ahold, based in the Netherlands; and Plus, a discount foods division of Tenglemann, based in Germany, which is scheduled to be acquired by Rewe, another German retailer, upon completion of regulatory review. An additional anchor tenant is Unomedical, a global supplier of medical devices based in Denmark.

Sam Gillespie, chief operating officer of Behringer Harvard Opportunity REIT I, Inc., said, “Working with our valued partner in this venture, we intend to pursue additional acquisitions targeting both retail and industrial assets in Central Europe, including properties in Hungary and other countries already represented in the portfolio. We’ll focus on new retail developments with creditworthy tenants. We’ll also consider industrial assets located near major transportation hubs with existing tenants holding long-term leases.”

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures, and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the Behringer Harvard Opportunity REIT I, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Jason Mattox Executive Vice President Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312